Exhibit 5.1

December 4, 2007

[Taft Stettinius & Hollister LLP Letterhead]

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

                We have acted as counsel for Globalstar, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission with respect to the sale of up to 25,471 shares of common stock, par value $0.00001 per share (the “Shares”), by the holders named under the caption “Selling Stockholder” in the Prospectus included in the Registration Statement.

                It is our opinion that the registration of the Shares has been duly authorized by the Company and that the Shares have been legally issued and are fully paid and non-assessable.

                We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus contained therein.

Very truly yours,

/S/ TAFT STETTINIUS & HOLLISTER LLP

TAFT STETTINIUS & HOLLISTER LLP